UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2017

BIOTRICITY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150 Redwood City, California 94065	94065
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2017, Biotricity Inc. (the “Registrant”) sold to accredited investors, an aggregate of 155,443 units (the “Units”) for gross proceeds of $272,025 at a purchase price of $1.75 per Unit (the “Purchase Price”), in a private offering of a minimum of $1,000,000 and up to a maximum of $8,000,000 (subject to an overallotment option) (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a three-year warrant (the “Warrant”) to purchase one-half share of Common Stock at an initial exercise price of $3.00 per whole share (the “Warrant Shares”). The Units were sold to each subscriber of the Offering pursuant to Subscription Agreements (the “Subscription Agreements”). After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of approximately $236,662. The Units will be offered until June 30, 2017 (extended from, most recently, June 16, 2017), subject to the right to further extend the Offering.

Pursuant to an Investment Banking Agreement, as amended (the “Banking Agreement”), the Company engaged HRA Capital, acting through Corinthian Partners, L.L.C. (the “Placement Agent”), as the Company’s exclusive agent to assist in selling the Units, subject to the right to the Placement Agent to engage sub-placement agents in connection with the Offering. Pursuant to the Banking Agreement, the Registrant agreed to pay or provide to the Placement Agent and/or sub-placement agents the following compensation at each closing of the Offering: (a) a cash fee of up to 10% of the gross proceeds raised at such closing; provided that in certain circumstances the Placement Agent and its sub-placement agents, collectively, will receive a cash fee of up to 13% of the gross proceeds raised at such closing; (b) reimbursement of reasonable out-of-pocket expense; and (c) subject to certain limitations, a 5-year warrant to purchase 8% of the Common Stock sold in the Offering at an exercise price of $3.00 per share (the “Placement Agent’s Warrants”). The Placement Agent’s Warrants are not callable and have a customary weighted average anti-dilution provision and a cashless exercise provision. At the closing of the Offering, the Registrant paid to the Placement Agent and its sub-agents an aggregate of approximately $35,363, and issued Placement Agent’s Warrants to purchase an aggregate of 12,435 shares of Common Stock.

The foregoing description of the Banking Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Banking Agreement, which is attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2017 (the “March 9 Form 8-K”) and incorporated herein by reference.

Pursuant to the terms of a Registration Rights Agreement included as part of the Subscription Agreements, the Registrant agreed to file a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), all of the shares of the Common Stock sold in the Offering and the Warrant Shares.

The investors participating in the Offering met the accredited investor definition of Rule 501 of the Securities Act. The offer and sale of the Units in the Offering were made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act. The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the Offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall the Units, Common Stock, or Warrants be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Offering and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Subscription Agreement, the form of Warrant and the Form of Placement Agent’s Warrants, which are filed with the March 9 Form 8-K as Exhibits 10.2, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 and Item 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
4.1 4.2 10.1 10.2	Form of Warrant (1) Form of Placement Agent’s Warrants (1) Investment Banking Agreement, as amended (1) Form of Subscription Agreement (1)

__________

(1)

Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 21, 2017

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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